Exhibit 99.1

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2823

direct dial: 631-360-9304

direct fax: 631-360-9380

PRESS RELEASE

Release Date: July 27, 2004

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

SECOND QUARTER EARNINGS

EPS increase 16.22%

Loans increase 26.75%; Deposits increase 22.42%

Stock price up 49% this year

Smithtown, NY, July 27, 2004 - Smithtown Bancorp, the parent company of Bank of Smithtown, today announced that the company had earnings of $2,578,092 for the second quarter of 2004, or $.43 per share. These earnings per share reflect a 16.22% increase over the same period last year.

The company’s return on average equity over the last twelve months was 24.17%. This marks the 31st consecutive quarter that the company has posted returns on equity in excess of 20%. The average return on equity for banks in the United States with assets between $500 million and $1 billion is 12.56%. The company’s return on average assets for the last twelve months is 1.68%, which is also substantially above the national peer group average of 1.13%.

Loan growth and deposit growth continued at a strong pace. For the first six months of this year, loans grew by $61.5 million to $521.2 million, representing an annualized growth rate of 26.75%. Deposits grew during the first two quarters by $54.0 million to $535.3 million, representing an annualized growth rate of 22.42%.

Credit quality remained exceptionally strong with nonaccrual loans at $524,845, which represents 0.10% of the loan portfolio.

The company’s Chairman & CEO, Bradley E. Rock, commented: “We are pleased with our second quarter results. We are particularly happy with our 22% deposit growth considering that we did not open any new branches during the first six months of this year.” The bank currently has four branch projects in various stages of development, and Mr. Rock said that he expects deposit growth to increase as these branches begin to open later this year.

The price for the company’s stock also increased during the second quarter. At the end of the first quarter, the share price was $65.50. The stock split two-for-one on May 7th. At the end of the second quarter, each share was worth $40.68, representing a 24.2% increase for the quarter and an 87.7% increase for the first six months of the year.

So far during the month of July, as markets declined, the price for Smithtown Bancorp shares declined also. The shares closed last week at $32.29, having lost their second quarter gains, but still up 49.0% for the year. The Russell 2000 Index, the NASDAQ Composite Index and the Dow Jones Industrial Average all declined significantly during the first three weeks of July.

The company’s stock is traded on NASDAQ under the symbol “SMTB”. During June, the company’s shares were added to the Russell 2000 Index. On June 25, 2004, the day that the company’s addition to the Russell 2000 Index became final, investors purchased more than 281,000 shares of Smithtown Bancorp stock. There are currently more than 5.9 million shares outstanding.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SMITHTOWN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except share and per share data)

	For the Six Months Ended June 30,
	2004	2003
Interest Income
Interest on loans	$16,017	$12,931
Interest on balances due from banks	—	—
Interest on federal funds sold	92	57
Interest and dividends on investment securities:
Taxable:
Obligations of U.S. government agencies	401	270
Mortgage—backed securities	159	343
Other securities	133	248

Subtotal	693	861
Exempt from federal income taxes
Obligations of state & political subdivisions	370	454
Other interest income	39	56

Total interest income	17,211	14,359

Interest Expense
Money market accounts (including savings)	1,256	992
Time deposits $100,000 and over	1,044	737
Other time deposits	1,770	1,293
Other borrowings	858	712

Total interest expense	4,928	3,734

Net interest income	12,283	10,625
Provision for loan losses	—	350

Net interest income after provision for
loan losses	12,283	10,275

Other Non-Interest Income
Trust department income	208	226
Service charges on deposit accounts	913	938
Other income	728	851
Net gain on sales of investment securities	288	16

Total other non-interest income	2,137	2,031

Other Operating Expenses
Salaries	3,362	2,400
Pension and other employee benefits	772	665
Net occupancy expense of bank premises	817	746
Furniture and equipment expense	571	524
Other operating expense	1,503	1,324

Total other operating expense	7,025	5,659

Income before income taxes	7,395	6,647
Provision for income taxes	2,687	2,425

Net Income	$4,708	$4,222

Basic and Diluted Earnings Per Share	$0.79	$0.70
Cash dividends declared	$0.10	$0.09
Weighted average shares outstanding	5,942,567	6,055,354
Comprehensive Income	$4,067	$4,470

SMITHTOWN BANCORP

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share data)

	As of
	June 30, 2004	December 31, 2003
Assets
Cash and due from banks	$10,279	$9,383
Federal funds sold	11,617	5,382
Investment securities:
Investment securities held to maturity
Mortgage-backed securities	219	293
Obligations of state and political subdivisions	1,498	1,700

Total investment securities held to maturity	1,717	1,993

(Estimated fair value $1,788 in 2004 and $2,091 in 2003)
Investment securities available for sale
Obligations of U.S. government agencies	29,676	25,094
Mortgage—backed securities	6,205	8,120
Oligations of state and political subdivisions	15,839	17,746
Other securities	2,091	6,324

Total investment securities available for sale (at estimated fair value)	53,811	57,284

Total investment securities	55,528	59,277

Restricted securities	3,719	2,162

Loans	521,160	459,678
Less: unearned discount	29	47
reserve for possible loan losses	4,558	4,761

Loans, net	516,573	454,870
Bank premises and equipment	10,583	10,288

Other assets
Cash surrender value—bank owned life insurance	16,612	16,288
Other	8,569	7,435

Total Assets	$633,480	$565,085

Liabilities
Deposits:
Demand (non-interest bearing)	96,815	$85,604
Money market	179,401	150,584
NOW	38,156	41,817
Savings	51,984	50,892
Time	168,924	152,434

Total deposits	535,280	481,331
Dividend payable	298	268
Other borrowings	42,000	31,000
Subordinated debt	11,000	11,000
Other liabilities	2,551	2,308

Total liabilities	591,129	525,907

Stockholders' Equity
Common Stock—$.01 par value (15,000,000 shares authorized; 7,167,280 shares issued)	72	4,480
Surplus	4,408	—
Retained earnings	47,769	43,656
Accumulated other comprehensive income/(loss)	(221)	420

Total	52,028	48,556
Less: treasury stock (1,229,382 and 1,130,720 shares at cost)	9,677	9,378

Total stockholders' equity	42,351	39,178
Total liabilities and stockholders' equity	$633,480	$565,085